Exhibit 99.1

Callaway Golf Announces Results for Second Quarter and First Six
Months of 2004

    CARLSBAD, Calif.--(BUSINESS WIRE)--July 22, 2004--Callaway Golf Company (NYSE:ELY) today announced its financial results for the quarter ended June 30, 2004, reporting consolidated net sales of $297.9 million, including $2.0 million in net sales from the Company's newly acquired subsidiary, FrogTrader, Inc. Consolidated net income was $13.7 million, and fully diluted earnings per share were $0.20 on
68.4 million shares. Reported net income and earnings per share were reduced by $6.7 million and $0.10, respectively, due to charges associated with the integration of the Top-Flite operations acquired in late 2003. Excluding these charges, the Company's pro forma net income was $20.4 million, and pro forma fully diluted earnings per share were $0.30, compared with previous company guidance of between $0.19 and $0.23 and "analyst consensus" estimates of $0.22 (both of which also exclude integration charges). Reported net sales, net income and fully diluted earnings per share for the same quarter in 2003 were $242.1 million, $34.1 million and $0.52 on 66.1 million shares, respectively.
    "Net income and earnings per share exceeded our earlier guidance in large part due to the delay of certain expenses expected in the second quarter," said Ron Drapeau, Chairman and CEO. "We also benefited from the inclusion of revenues and earnings from FrogTrader, Inc. Both of these items were planned for inclusion in the full year estimates previously provided."
    For the six months ended June 30, 2004, the Company reported consolidated net sales of $661.7 million, consolidated net income of $54.3 million, and fully diluted earnings per share of $0.79 on 68.4 million shares. Reported net income and earnings per share for the six-month period were reduced by $9.9 million and $0.15, respectively, due to charges associated with the integration of the Top-Flite operations acquired in late 2003. Excluding these charges, the Company's pro forma net income for the six-month period was $64.2 million, and pro forma fully diluted earnings per share were $0.94. Reported net sales, net income and fully diluted earnings per share for the same period in 2003 were $513.8 million, $76.6 million and $1.16 on 66.0 million shares, respectively.
    For more details, including pro forma reconciliations to assist in year-over-year comparison, please see the attached "Supplemental Financial Information."



Sales by product group were as follows:
                         2004 Sales By Product
                           ($'s - millions)

                                Second Quarter         Year-to-Date
                               ----------------       ---------------
                                Net    % Change       Net    % Change
                               Sales    vs. 2003     Sales    vs. 2003
                             --------  ---------   --------  ---------

Woods                         $75.5         (2%)     $199.3      17%
Irons                          87.0          1%       183.5      (2%)
Putters                        29.2        (37%)       66.1     (27%)
Golf Balls                     74.5        378%       146.6     401%
Accessories, other             31.7         82%        66.2      79%
                             --------              --------
  Total                      $297.9         23%      $661.7      29%
                             ========              ========


    In accordance with the Company's usual dividend practice, the next dividend will be determined by the Board of Directors at its August meetings.

    BUSINESS OUTLOOK

    In light of SEC Regulations, the Company elects to provide certain forward-looking information in this press release. These statements are based on current information and expectations, and actual results may differ materially. The Company undertakes no obligation to update this information. Except as specifically noted, the Company's earnings estimates exclude any special charges or gains. See additional disclaimers below.
    The Company is not changing its guidance for the full year even though its results for the second quarter exceeded expectations. As noted above, the second quarter results were affected favorably by the timing of certain expenses, revenues and earnings. The Company still expects annual results for 2004 to be within the ranges provided in its previous guidance of June 15, 2004 (see the attached "Supplemental 2004 Forecast Information"). Estimated net sales for the year are expected to be between $975 and $990 million, with fully diluted earnings per share between $0.15 and $0.25, including estimated integration charges of approximately $0.25 per share. This annual guidance includes expected total losses at Top-Flite of between $0.10 and $0.14 per share. Company gross profits including integration charges are expected to be in the 41% range (the 43% range excluding integration charges), again reflecting the impact of lower margin Top-Flite sales and expenses associated with new Callaway Golf sales programs planned for the second half of the year, including reduced pricing on some products. Third quarter net sales are projected to be about $150-$160 million with losses estimated at $0.37-$0.42 per share.
    For additional details concerning the Company's current forecasts, please refer to the attachment "Supplemental 2004 Forecast Information" included at the end of this press release. Whether the Company hits, exceeds or misses these expectations will depend upon a number of factors, including business conditions in general, the competitive actions of other manufacturers, and the success of the Company's planned sales programs and other efforts.
    The Company will be holding a conference call at 2:00 p.m. PDT on July 22, 2004, which will be hosted by Ronald A. Drapeau, Chairman and CEO, and Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the conclusion of the conference call. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-642-1687 toll free for calls originating within the United States or 706-645-9291 for International calls. The replay pass code is 8739068 and the replay will be available through 5:00 p.m. PDT on July 29, 2004.

    Disclaimers

    Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results or performance, including statements relating to the amount and timing of estimated sales, gross margins and earnings and other statements in the Business Outlook section of the press release, as well as the information contained in the Supplemental 2004 Forecast Information, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to adverse market and economic conditions, market acceptance of current and future products, adverse weather conditions and seasonality, competitive pressures, fluctuations in foreign currency exchange rates, delays, difficulties or increased costs in the manufacturing of the Company's golf club or ball products, or in the procurement of materials or resources needed to manufacture the Company's golf club or ball products, any actions taken by the USGA or other golf association that could have an adverse impact upon demand for the Company's products, and the effect of terrorist activity or armed conflict on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties, see Part I, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
    "Analyst Consensus" Estimates: Analyst consensus estimates repeated in this press release are based upon the public reports of Thomson First Call and are provided for informational purposes only. The Company does not support, endorse or otherwise adopt the estimates of analysts, either individually or as a group. The use of an analyst consensus estimate in this release or otherwise does not suggest or imply that the Company believes that such estimate provides a reasonable basis for evaluating, measuring or predicting the Company's performance.
    Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude the 2004 after-tax charges associated with the integration of the Top-Flite Golf business acquired in late 2003. They also report the results of the Callaway Golf and Top-Flite operations each on a stand-alone basis, although such operations are not reportable business segments. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides useful information to investors by permitting additional relevant period-to-period comparisons of the historical operations of the Callaway Golf business excluding the operations of the recently acquired Top-Flite Golf business, as well as information concerning operations notwithstanding the Top-Flite integration charges. For certain non-GAAP financial measures, the Company has provided Supplemental Financial Information as an attachment to this press release which reconciles those non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. In other circumstances, the reconciling information is presented in the text of this press release.
    Callaway Golf Company makes and sells Big Bertha(R) Metal Woods and Irons, including ERC(R) Fusion(R) Drivers and Fairway Woods, Great Big Bertha(R) II Titanium Drivers and Fairway Woods, Great Big Bertha II 415 Titanium Drivers, Big Bertha Titanium Drivers and Big Bertha Stainless Steel Fairway Woods, Hawk Eye(R) VFT(R) Tungsten Injected(TM) Titanium Irons, Big Bertha Stainless Steel Irons, Steelhead X-16(R) and Steelhead X-16 Pro Series Stainless Steel Irons, Game Enjoyment System(TM) (GES(TM)), Callaway Golf Forged+ Wedges and Callaway Golf Forged Wedges, and Callaway Golf Tour Blue(TM) Putters. Callaway Golf Company also makes and sells Odyssey(R) Putters, including White Hot(R), TriHot(R), DFX(R) and Dual Force(R) Putters. Callaway Golf Company makes and sells the Callaway Golf(R) HX(R) Tour balls, HX Blue and HX Red balls, Big Bertha(TM) Blue and Big Bertha Red balls, and the Warbird(R) balls. Callaway Golf also owns and operates The Top-Flite Golf Company, a wholly owned subsidiary that includes the Top-Flite(R) and Ben Hogan(R) brands. For more information about Callaway Golf Company, please visit our websites at www.callawaygolf.com, www.topflite.com and www.odysseygolf.com.


                         Callaway Golf Company
            Consolidated Condensed Statement of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                                               Quarter Ended
                                                  June 30,
                                        ---------------------------
                                          2004              2003
                                        ---------        ---------

Net sales                               $297,908   100%  $242,077 100%
Cost of goods sold                       170,072    57%   115,583  48%
                                        ---------        ---------
Gross profit                            127,836     43%   126,494  52%
Operating expenses:
   Selling                               74,496     25%    53,164  22%
   General and administrative            21,834      7%    14,629   6%
   Research and development               7,559      3%     6,242   3%
                                        ---------        ---------
Total operating expenses                103,889     35%    74,035  31%
Income from operations                   23,947      8%    52,459  22%
Other income (expense), net              (1,592)            1,472
                                        ---------        ---------
Income before income taxes               22,355      8%    53,931  22%
Income tax provision                      8,640            19,788
                                        ---------        ---------
Net income                              $13,715      5%   $34,143  14%
                                        =========        =========

Earnings per common share:
   Basic                                  $0.20             $0.52
   Diluted                                $0.20             $0.52
Weighted-average shares outstanding:
   Basic                                 67,788            65,804
   Diluted                               68,368            66,146

                                             Six Months Ended
                                                 June 30,
                                       ---------------------------
                                          2004            2003
                                       ---------        ---------

Net sales                              $661,694  100%  $513,796  100%
Cost of goods sold                      367,667   56%   249,465   49%
                                        ---------      ---------
Gross profit                            294,027   44%   264,331   51%
Operating expenses:
    Selling                             145,691   22%   102,064   20%
    General and administrative           44,695    7%    28,470    6%
    Research and development             15,668    2%    12,914    3%
                                        ---------      ---------
Total operating expenses                206,054   31%   143,448   28%
Income from operations                   87,973   13%   120,883   24%
Other income (expense), net              (1,321)            288
                                        ---------      ---------
Income before income taxes               86,652   13%   121,171   24%
Income tax provision                     32,392          44,550
                                        ---------      ---------
Net income                              $54,260    8%   $76,621   15%
                                        =========      =========

Earnings per common share:
    Basic                                 $0.80           $1.16
    Diluted                               $0.79           $1.16
Weighted-average shares outstanding:
    Basic                                67,536          65,770
    Diluted                              68,367          66,036

                         Callaway Golf Company
                 Consolidated Condensed Balance Sheet
                            (In thousands)
                              (Unaudited)

                                                  June 30    Dec. 31,
                                                    2004       2003
                                                  --------- ---------

ASSETS
Current assets:
   Cash and cash equivalents                       $35,745   $47,340
   Accounts receivable, net                        261,065   100,664
   Inventories, net                                154,561   185,389
   Deferred taxes                                   36,304    36,707
   Other current assets                             14,045    13,362
                                                  --------- ---------
     Total current assets                          501,720   383,462

Property, plant and equipment, net                 145,271   164,763
Intangible assets, net                             178,793   169,851
Deferred taxes                                       7,997    12,289
Other assets                                        16,826    18,201
                                                  --------- ---------
                                                  $850,607  $748,566
                                                  ========= =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses          $100,309   $79,787
   Accrued employee compensation and benefits       30,567    25,544
   Accrued warranty expense                         13,468    12,627
   Income taxes payable                              8,859    11,962
   Line of credit                                   20,000         -
   Other current liabilities                            53       240
                                                  --------- ---------
     Total current liabilities                     173,256   130,160

Long-term liabilities                               28,811    29,023

Shareholders' equity                               648,540   589,383
                                                  --------- ---------
                                                  $850,607  $748,566
                                                  ========= =========

                         Callaway Golf Company
                Supplemental 2004 Financial Information
                 (In thousands, except per share data)
                              (Unaudited)

                                  Quarter Ended June 30,
                    --------------------------------------------------
                        2004                                  2003(a)
                    ---------------------------------------- ---------

                    Callaway  Top-Flite Integration
                       Golf      Golf     Charges   Total      Total
                    --------- --------- -------------------- ---------
Net sales           $227,485   $70,423   $      -  $297,908  $242,077
Gross profit         110,321    23,383     (5,868)  127,836   126,494
% of sales                48%       33%       n/a        43%       52%
Operating expenses    75,259    23,810      4,820   103,889    74,035
                    --------- --------- ---------- --------- ---------
Income from
 operations           35,062      (427)   (10,688)   23,947    52,459
Other income
 (expense), net       (1,908)      316          -    (1,592)    1,472
                    --------- --------- ---------- --------- ---------
Income before income
 taxes                33,154      (111)   (10,688)   22,355    53,931
Income tax provision  12,696       (38)    (4,018)    8,640    19,788
                    --------- --------- ---------- --------- ---------
Net income           $20,458      $(73)   $(6,670)  $13,715   $34,143
                    ========= ========= ========== ========= =========
Diluted earnings per
 share                 $0.30     $0.00     $(0.10)    $0.20     $0.52
Weighted-average
 shares outstanding   68,368    68,368     68,368    68,368    66,146



                               Six Months Ended June 30,
                    --------------------------------------------------
                        2004                                  2003(a)
                    ---------------------------------------- ---------

                    Callaway  Top-Flite Integration
                      Golf      Golf     Charges     Total     Total
                    --------- --------- -------------------- ---------
Net sales           $524,769  $136,925   $      -  $661,694  $513,796
Gross profit         256,382    46,983     (9,338)  294,027   264,331
% of sales                49%       34%       n/a        44%       51%
Operating expenses   152,962    46,634      6,458   206,054   143,448
                    --------- --------- ---------- --------- ---------
Income from
 operations          103,420       349    (15,796)   87,973   120,883
Other income
 (expense), net       (1,735)      414          -    (1,321)      288
                    --------- --------- ---------- --------- ---------
Income before income
 taxes               101,685       763    (15,796)   86,652   121,171
Income tax provision  38,012       285     (5,905)   32,392    44,550
                    --------- --------- ---------- --------- ---------
Net income           $63,673      $478    $(9,891)  $54,260   $76,621
                    ========= ========= ========== ========= =========
Diluted earnings per
 share                 $0.93     $0.01     $(0.15)    $0.79     $1.16
Weighted-average
 shares outstanding   68,367    68,367     68,367    68,367    66,036


(a) During the latter part of 2003, the Callaway Golf Company completed the acquisition of substantially all of the golf-related assets of the Top-Flite Golf Company. Therefore, the results reported for the periods ended June 30, 2003 are representative of the Callaway Golf and Odyssey brand operations and do not include
Top-Flite Golf operating results and the related integration charges.

                         Callaway Golf Company
                Supplemental 2004 Forecast Information
                 (In millions, except per share data)
                              (Unaudited)

                    Callaway  Top-   On-Going
                      Golf   Flite   Operations  Integration  Total(a)
                    --------------------------------------------------
Net sales            $772.5 $210.0    $982.5        $0.0    $975-$990

Gross profit          348.8   71.5     420.3       (15.2)       405.1
% of sales               45%    34%       43%        N/A           41%

Operating expenses    281.6   85.2     366.8        12.9        379.7
                    --------------------------------------------------

Income from
 operations            67.2  (13.7)     53.5       (28.1)        25.4

Other income
 (expense), net        (2.4)     -      (2.4)          -        (2.4)
                    --------------------------------------------------

Income before income
 taxes                 64.8  (13.7)     51.1       (28.1)        23.0

Net income            $39.4  ($8.3)    $31.1      ($17.1)       $14.0
                    ==================================================

Diluted earnings per
 share                $0.57 ($0.12)    $0.45     ($0.25)$0.15 - $0.25

Weighted average
 shares outstanding    68.5   68.5      68.5       68.5          68.5

(a) The Company's estimated results are based upon an estimated range for each line item shown in this chart. For purposes of illustration only, however, the Company has provided what is generally the mid-point of the estimated ranges, except with respect to Total Net Sales and Total Diluted Earnings Per Share. The Company's actual results for a line item may differ from the mid-point and still be within the Company's estimated range.

ESTIMATES ARE BASED UPON CURRENT INFORMATION AND EXPECTATIONS; ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE ESTIMATES AS A RESULT OF CERTAIN RISKS AND UNCERTAINTIES AS DESCRIBED IN THE ACCOMPANYING
PRESS RELEASE AND DISCLAIMER.

    CONTACT: Callaway Golf Company
             Ron Drapeau, Brad Holiday or Larry Dorman
             760-931-1771